Exhibit 99.2

Up North Hosting, LLC

Financial Statements

as of September 30, 2021 and 2020

Up North Hosting, LLC

September 30, 2021 and 2020

Up North Hosting, LLC

September 30, 2021 and 2020

Condensed Financial Statements

Condensed Balance Sheets as of September 30, 2021, and December 31, 2020

	September 30,	December 31,
Assets	2021	2020
CURRENT ASSETS
Cash	$55,256	$9,093
Accounts Receivables	28,747	15,647
Due From Related Parties	120,422	32,918
Unbilled Receivables	55,868	50,906
Prepaid and Other	2,126	12,640
Total Current Assets	262,419	121,204

Fixed Assets, Net	1,156,280	1,212,485
Security Deposit	34,435	34,435
Total Assets	$1,453,134	$1,368,124

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$95,730	$17,420
Accrued liabilities	57,772	156,283
Paycheck Protection Program Loan	-	23,700
Total Liabilities	153,502	197,402

MEMBERS’ EQUITY
Members’ Equity	$1,377,265	$1,177,265
Accumulated Deficit	(77,633)	(6,543)
Members’ Equity	1,299,632	1,170,722
Total Liabilities and Members’ Equity	$1,453,134	$1,368,124

The accompanying notes are an integral part of the unaudited condensed financial statements

Up North Hosting, LLC

September 30, 2021 and 2020

Condensed Statements of Operations for the nine months ended September 30, 2021 and 2020

	September 30,	September 30,
	2021	2020
Revenues
Hosting Services	$140,957	$174,570
Hosting Services – Related Parties	670,327	473,000
Other Service Arrangements	-	15,012
Other Service Arrangements – Related Parties	7,247	21,246
Total Revenue	818,531	683,828

COSTS AND EXPENSES
Cost of revenues	684,221	549,782
Depreciation expense	60,933	60,666
Selling, general, and administrative	204,412	196,521
Total Costs and Expenses	949,566	806,969
OPERATING LOSS	(131,035)	(123,141)

OTHER INCOME
Miscellaneous income	59,945	5,320
Total Other Income	59,945	5,320
NET LOSS	$(71,090)	$(117,821)

The accompanying notes are an integral part of the unaudited condensed financial statements

Up North Hosting, LLC

September 30, 2021 and 2020

Condensed Statements of Changes in Members’ Equity for the nine months ended September 30, 2021, and 2020

	Members’ Equity	Retained Earnings (Deficit)	Total Members’ Equity

BALANCE, December 31, 2019	$1,194,669	$166,831	$1,361,500
Members’ Distributions	(17,405)	-	(17,405)
Net Loss	-	(117,821)	(117,821)
BALANCE, September 30, 2020	$1,177,264	$49,010	$1,226,274

	Members’ Equity	Retained Earnings (Deficit)	Total Members’ Equity

BALANCE, December 31, 2020	$1,177,265	$(6,543)	$1,170,722
Members’ Contributions	200,000	-	200,000
Net Loss	-	(71,090)	(71,090)
BALANCE, September 30, 2021	$1,377,265	$(77,633)	$1,299,632

The accompanying notes are an integral part of the unaudited condensed financial statements

Up North Hosting, LLC

September 30, 2021 and 2020

Condensed Statements of Cash Flows for the nine months ended September 30,2021 and 2020

	September 30, 2021	September 30, 2020
CASH FLOW FROM OPERATING ACTIVITIES
Net loss	$(71,090)	$(117,821)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	60,933	60,666
Gain on extinguishment of Debt	(23,700)	-
Change in assets and liabilities:
Accounts receivable	(13,100)	(13,882)
Due from Related Parties	(87,504)	23,725
Unbilled accounts receivable	(4,962)	31,710
Other assets	10,514	(23,786)
Accounts payable	78,310	(5,510)
Accrued expenses	(98,511)	78,572
Net cash (used in) provided by operating activities	(149,110)	33,674

Cash Flows from Investing Activities
Purchase of property and equipment	(4,727)	(16,800)
Net cash used in investing activities	(4,727)	(16,800)

Cash Flows from Financing Activities
Proceeds from Paycheck Protection Program Loan	-	23,700
Members’ Contributions	200,000	-
Members’ Distributions	-	(17,405)
Net cash provided by financing activities	200,000	6,295

Net decrease in cash	46,163	23,169
Cash, beginning of the year	9,093	19,833
Cash, end of period	$55,256	$43,002

The accompanying notes are an integral part of the unaudited condensed financial statements

Up North Hosting, LLC

September 30, 2021 and 2020

Notes to Condensed Financial Statements

NOTE 1 – NATURE OF THE BUSINESS

Organization and Nature of Business

Up North Hosting (“the Company”) is a Limited Liability Company (“LLC”) formed in the State of New York on April 3, 2018. The Company is 50% owned by TTM Digital Assets & Technologies Inc. (“TTM”) and BWP Holdings, LLC (“Bitworks”), collectively referred to as the “members”. Each members’ liability is limited to their respective capital contribution. The Company is a computer hosting company specializing in data center development and management. The Company specializes in Graphics Processing Unit (“GPU”) and Application Specific Integrated Circuit (“ASIC”) hosting services, providing GPU-based cloud hosting at scale. The Company owns and operates a data center in the Niagara Falls region of New York, providing over 2-Mega Watts, of cost-competitive, Green Power to customers. The Company supports clients with the primary focus on digital asset mining and machine learning.

The Company has full automation of building-wide HVAC systems, providing advanced thermal management for all managed compute. The Company also manages the software loads for all hosted compute and did not hold custody of any digital assets mined. Our customers maintain control of their revenue with the Company providing end-to-end management.

The Company accounts for revenue with its member’s under a Property Use Agreement (“the agreement”). Effective June 1, 2018, the Company and its members entered into an agreement which grants to each of the members an exclusive right and license to occupy and use one-half of the licensed premises. In exchange for the right to license, the members agreed to pay for all costs associated with the ownership and operation of the premises as outlined in the Property Use Agreement, which includes, without limitation (i) the amount of all property taxes; (ii) all utility costs (iii) all water costs (iv) all costs associated with maintenance and repairs of the property and/or datacenter, (v) all security costs, (vi) all landscaping, and groundskeeping and (vii) all costs associated with personnel hired to run and operate the licensed premises. Each member will be responsible for their pro-rata portion of electricity utilized during each cycle. All payments in connection with the property use agreement were recorded as hosting services revenue in the statement of operations for the nine months ended September 30, 2021. In addition, the Company earns revenue with third parties and accounts for fees earned in connection with the respective contracts with the customers, and the pro-rata portion of electricity utilized.

Liquidity, Financial Position, and Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company incurred a loss of $71,090 during the nine months ended September 30, 2021, and had an accumulated deficit of $77,633 as of September 30, 2021. The Company has historically relied on contributions from its’ members to meet obligations. In addition, the Company has relied upon its members to substantially cover all operating expenses of the Company per the Property Use Agreement as mentioned above.  As such, the Company places significant reliance on its members to fund the operations of the Company. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of asset amounts or the classification of liabilities that might be necessary should the Company be unable to continue as a going concern within one year after the date the financial statements are issued.

Up North Hosting, LLC

September 30, 2021 and 2020

On November 2, 2021, the 50% owned by Bitworks was acquired by Down South Hosting, LLC, a wholly-owned subsidiary of TTM Digital Assets & Technologies, Inc, (“TTM”) and an indirect wholly-owned subsidiary of Sysorex, Inc. a public company.

Funding the Company’s operations on a go-forward basis will rely significantly on the Company’s ability to continue to receive funding from TTM its parent company that mines cryptocurrency. TTM expects to generate ongoing revenues from the mining of cryptocurrencies, primarily Ethereum currency rewards, in its mining facilities. The Company’s ability, through TTM to liquidate Ethereum currency rewards if needed at future values will be evaluated from time to time to generate cash for operations. To the extent that the Company is unable to execute their plan, the Company may require additional funding and contributions.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements of the Company have been prepared in accordance with GAAP for interim financial information, which are the accounting principles that are generally accepted in the United States of America. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The results of the Company’s operations for the nine-month periods ended September 30, 2021, is not necessarily indicative of the results to be expected for the year ending December 31, 2021. These interim unaudited condensed financial statements should be read in conjunction with the Company’s audited financial statements December 31, 2020.

Use of Estimates

Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates. Changes in such estimates could affect amounts reported in future periods.

Cash

Cash balances at the banks are insured by the Federal Deposit Insurance Corporation subject to certain limitations. At times cash balances may exceed federally insurable amounts. For purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less when purchased to be considered cash equivalents. The Company had no cash equivalents as of September 30, 2021.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the undiscounted future net cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future undiscounted cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Based on management’s evaluations no impairment charge was deemed necessary for the periods ended September 30, 2021, or September 30, 2020.

Up North Hosting, LLC

September 30, 2021 and 2020

Property and Equipment, net

Property and equipment are recorded at cost less accumulated depreciation and amortization. The Company depreciates its property and equipment for financial reporting purposes using the straight-line method over the estimated useful lives of the related assets, which range from three to fifty years. The costs of additions and betterments are capitalized, while repair and maintenance costs are charged to operations in the periods incurred.

Income Taxes

The Company is a limited liability Company treated as a partnership for federal and state income tax purposes, with all income taxes and/or credits being passed through to the members.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, the core principle of which is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to receive in exchange for those goods or services.

To achieve this core principle, five basic criteria must be met before revenue can be recognized:

●	Identification of the contract, or contracts, with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when, or as, the Company satisfies a performance obligation.

Up North Hosting, LLC

September 30, 2021 and 2020

The Company’s primary revenue source is the hosting services provided to cryptocurrency miners and other customers looking to host their servers within the data center. When a party engages The Company to provide hosting services for their equipment, the Company acts as the principal in these arrangements. They are the responsible party to provide services to the customer. This includes all GPU-related customers and other third-party hosting customers. The Company receives discounted power rates through their agreement with the utility providers and sets the pricing charged to the customer based on then individual arrangement.

The Company recognizes the revenues each month, with the variability, created by the allocation of the utility usage. Judgement is required in determining whether the Company is the principal or the agent in such arrangements with customers in accordance with ASC 606. The Company has assessed that it controls the price of each arrangement and bears the risk of loss in non-payment on services and electricity costs. As a result, The Company accounts for these arrangements as the principal under ASC 606.

Accounts Receivable and Contract Balances

Accounts receivables are stated at the amount management expects to collect. An allowance for doubtful accounts is recorded based on a combination of historical experience, aging analysis, and information on specific accounts. Account balances are written off against the allowance after all means of collection have been exhausted, and the potential for recovery is considered remote. As of September 30, 2021, there was no allowance for doubtful accounts.

Contract assets primarily relate to the Company’s rights to consideration for services provided to customers. A contract asset is created when there is a difference between the amount of revenue recognized and the amount of consideration received from the customer. Contract assets are reclassified as accounts receivable as services are provided and billed and collected within the year.

Note 3 – Property & Equipment, net

Property and equipment, net consisted of the following as of September 30, 2021:

Building	$513,388
Electrical Infrastructure Assets	525,097
Machinery & Equipment Assets	34,311
Mechanical (HVAC) Assets	270,670
Server and network assets	50,247
1,393,713
Less: accumulated depreciation and amortization	(237,433)
$1,156,280

Up North Hosting, LLC

September 30, 2021 and 2020

Note 4 – Members’ Equity

During the nine months ended September 30, 2021, the Company received $200,000 in Members’ Contributions.

During the nine months ended September 30, 2020, the Company distributed $17,405 to its members’.

Note 5 – Concentration of Risk

The following table sets forth the percentages of sale derived by the Company from those customers that accounted for at least 10% of sales:

	For the nine months ended
	September 30, 2021		September 30, 2020
	$	%	$	%

Customer A (Related Party)	482,758	59.0%	316,340	46.0%
Customer B (Related Party)	187,569	23.0%	156,661	22.9%
Customer C	129,716	15.8%	174,570	25.5%

As of September 30, 2021, Company C is 100% of the Accounts Receivable and Customers A and B represented approximately 59% and 41% of total Due from Related Parties. As of December 31, 2020, Company C is 100% of Accounts Receivable and Customer A is 100% total Due from Related Parties.

The Company has a geographic concentration risk with all GPU based cloud hosting conducted within New York. Any legislation that restricts or banks the mining of proof-of-work digital asset mining in New York State would have a negative impact on the Company’s ability to operate and generate revenues from its existing customer base.

The Company is dependent on the local utility for connection to the power grid. A loss of electricity would materially and adversely affect the Company’s operations. A power outage or loss of access to the electrical grid or loss by the grid of cost-effective sources of electrical power generating capacity. Given the power requirement, it would not be feasible to run backup power generators in the event of a power outage.

Note 6 – Paycheck Protection Program Loan

In April 2020 the Company obtained a loan from City National Bank (the “Loan”) in the amount of $23,700 pursuant to the Paycheck Protection Program (“PPP”) under Division A, Title 1 of the Coronavirus, Aid, Relief, and Economic Security Act enacted March 27, 2020 (“CARES Act”) as implemented by the U.S Small Business Administration (“SBA”). The loan accrues interest at a rate of one percent (1%) and matures on April 21, 2022. The Company applied for forgiveness of the Loan in the amount equal to the loan proceeds. The Loan forgiveness application was approved by City National Bank in March 2021, and as a result, the Company recognized income of $23,700 during the nine months ended September 30, 2021, which is included in miscellaneous income in the condensed statement of operations.

Note 7 – Related Party Transactions

The Company earned revenue from its members’ totaling $ 670,327 for the nine months ended September 30, 2021, as referenced in Note 5, which represents the members pro-rata share of electricity expenses and portion of operating expenses. As a result, as of September 30, 2021, and December 31, 2020, the Company had $120,422 and $32,918, respectively in Due from Related Parties which are included in the condensed balance sheets. See Note 5 - Concentration of risk for due from related parties. As of September 30, 2021, the Company had unbilled receivables with related parties of $48,234.

Note 8 – Subsequent Events

On November 2, 2021, Bitworks (“Seller”), and Down South Hosting, LLC, a Delaware limited liability company (“Purchaser”), an indirect wholly-owned subsidiary of Sysorex, Inc., a Nevada corporation, entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) pursuant to which Purchaser agreed to purchase from Seller a fifty percent (50%) membership interest in Up North Hosting LLC As a result of the Transaction, The Company became an indirect wholly-owned subsidiary of Sysorex, Inc.